Allurion Announces Preliminary Fourth Quarter and Full Year 2023 Results and Provides 2024 Outlook

Generated substantial procedure growth in 2023 driven by best-in-class efficacy of balloon program; prioritizing key investments in strategic markets and digital innovations ahead of FDA milestones

NATICK, Mass. – Jan. 8 – Allurion Technologies, Inc. (“Allurion” or the “Company”) (NYSE: ALUR), a company dedicated to ending obesity, today announced preliminary unaudited results for the fourth quarter and full year 2023. The Company also issued its preliminary 2024 outlook, reflecting an increased focus on driving sustained procedural volume growth ahead of key FDA milestones while reducing cost structure, optimizing capital structure, and accelerating the path to profitability.

“We believe procedure volume growth of 30% in 2023 substantiates the significant underlying demand for the Allurion Program, particularly as the efficacy of our offerings continues to be validated by patient results,” said Dr. Shantanu Gaur, CEO of Allurion. “Simultaneously, we swiftly adapted our spending to the evolving macro environment, channeling investments into the most promising aspects of our strategy and preserving cash as we advance towards FDA milestones for the Allurion Balloon. I am enthusiastic about our growth catalysts in 2024 and beyond, as we continue to enhance outcomes for patients and create value for our shareholders."

Preliminary Unaudited 2023 Financial Highlights

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2023 full year revenue is expected to be in the range of $53 - $54 million with gross profit sustained at 77% - 78% of revenue
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Fourth quarter revenue is expected to be in the range of $8.1 - $8.3 million, reflecting macroeconomic headwinds in certain markets leading to temporarily lower re-order rates during the period as distributors and accounts in certain markets adjusted their inventory levels
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Procedural volume grew by 30% compared to 2022, reflecting strong and growing demand for the Allurion Program, particularly in Europe where procedural volume grew by 41% in 2023 compared to 2022 and 44% in the fourth quarter compared to the same period in 2022
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Cash balance as of December 31, 2023 of $38 million reflects cash burn of $22 million in the fourth quarter and paydown of the term loan by $20 million, reducing outstanding principal to $40 million
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Expense reductions initiated in the fourth quarter of 2023 and continued in 2024 include a reduction in force of approximately 30% of headcount since December 2023, which is expected to reduce 2024 cash burn to approximately $7 - $8 million per quarter

2024 Outlook

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Anticipated procedural volume growth of approximately 20%, despite a reduction in overall marketing spend, reflecting increased penetration in key direct markets and reallocation of marketing spend to more efficient channels
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Revenue guidance of $60 - $65 million, reflecting growth of approximately 13% - 23% year over year
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Expected gross margins of 77-79%, reflecting durable pricing of our gastric balloon as well as initial commercialization efforts of the digital platform
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Targeted cash burn reduced to approximately $7 - $8 million per quarter

Key 2024 Growth Catalysts

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Accelerated procedure volume growth across direct markets where Allurion has fully established direct sales and support models

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Release of new clinical data, including the AUDACITY FDA pivotal trial read-out expected by end of year, and additional data validating Allurion’s best-in-class weight loss and weight maintenance platform
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Increasing awareness and interest in non-invasive weight loss driven by the rise of GLP-1 drugs with the potential for sustained long-term tailwinds for Allurion
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Rapid scaling of Allurion’s digital capabilities including new commercial partnerships and expansion of existing high-margin deals, catalyzed by the release of its AI-powered Coach Iris platform and the addition of Brian Conyer to lead digital commercialization efforts
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Growth in existing strategic partnerships, including Allurion’s partnership with Medtronic

About Allurion

Allurion is dedicated to ending obesity. The Allurion Program is a weight-loss platform that combines the Allurion Gastric Balloon, the world’s first and only swallowable, procedure-less gastric balloon for weight loss, the Allurion Virtual Care Suite, including the Allurion Mobile App for consumers and Allurion Insights for healthcare providers featuring the Iris AI Platform, and the Allurion Connected Scale. The Allurion Virtual Care Suite is also available to providers separately from the Allurion Program to help customize, monitor, and manage weight-loss therapy for patients regardless of their treatment plan. The Allurion Gastric Balloon is an investigational device in the United States.

For more information about Allurion and the Allurion Virtual Care Suite, please visit www.allurion.com.

Estimated Preliminary Results for the Fourth Quarter and Fiscal Year Ended December 31, 2023 (Unaudited)

Set forth above are certain estimated preliminary financial results and other key business metrics for the fourth quarter and fiscal year ended December 31, 2023. These estimates are based on the information available to us at this time. Our actual results may vary from the estimated preliminary results presented here due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the fiscal year ended December 31, 2023 are finalized. The estimated preliminary financial results and other key business metrics have not been audited or reviewed by our independent registered public accounting firm. These estimates should not be viewed as a substitute for our full interim or annual financial statements. Accordingly, you should not place undue reliance on this preliminary data.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the U.S. federal and state securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “target,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions and include statements regarding: Allurion’s expectations for demand of, and growth catalysts for, the Allurion Program; the preliminary unaudited 2023 fourth quarter and full year results and financial outlook for 2024, including driving sustained procedural volume growth, reducing cost structure, and accelerating the path to profitability; the impact of the reduction in force and cash burn for 2024; the timing of the read out of the AUDACITY FDA pivotal trial; tailwinds from the rise of GLP-1 drugs and the macroeconomic environment; the ability to scale Allurion’s digital capabilities and obtain reimbursement for the Allurion Program. Forward-looking statements are predictions, projections and other statements about future events that reflect the current beliefs and assumptions of Allurion’s management based on information currently available to them and, as a result, are subject to risks and uncertainties. Many factors could cause actual future results or developments to differ materially from the forward-looking statements in this press release, including but not limited to (i) the ability of Allurion to obtain regulatory approval for and successfully commercialize the Allurion Program, (ii) the timing of and results from its clinical studies and trials, (iii) the evolution of the markets in which Allurion competes and the rise of GLP-1 drugs, (iv) the ability of Allurion to defend its intellectual property and satisfy regulatory requirements, (v) the impact of the COVID-19 pandemic, Russia-Ukraine war and Israel-Hamas war on Allurion’s business, (vi) Allurion’s expectations regarding its market opportunities and (vii) the risk of economic downturns and a changing regulatory landscape in the highly competitive industry in which Allurion operates. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q on November 14, 2023, and other documents filed by Allurion from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Allurion assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Allurion does not give any assurance that it will achieve its expectations.

US Media

Brian Ruby

ICR

(203) 682-8268

brian.ruby@icrinc.com

Global Media

Cedric Damour

PR Manager

+33 7 84 21 02 20

cdamour@allurion.com

Investor Contact
Mike Cavanaugh, Investor Relations
ICR Westwicke
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mike.cavanaugh@westwicke.com